Exhibit 10.1

SECOND AMENDMENT TO

LETTER AGREEMENT

This Second Amendment to Letter Agreement (this “Second Amendment”) is entered into as of October 5, 2003 between Robert Norton (the “Executive”) and Florists’ Transworld Delivery, Inc. (“FTD”).

WHEREAS, the parties hereto previously entered into a letter agreement dated as of April 12, 2001 (the “Letter Agreement”), setting forth the terms of the Executive’s employment with FTD and FTD, Inc., the parent company of FTD that was formerly known as IOS Brands Corporation (“FTD, Inc.”); and

WHEREAS, the parties hereto previously amended the Letter Agreement with an amendment dated as of May 20, 2003 (the “First Amendment”); and

WHEREAS, the parties desire to modify certain terms of the Executive’s employment and amend the Letter Agreement and the First Amendment with this Second Amendment in connection with the transactions contemplated by the Agreement and Plan of Merger between Mercury Man Holdings Corporation, a Delaware corporation, Nectar Merger Corporation, a Delaware corporation, and FTD, Inc., a Delaware corporation, dated as of October 5, 2003  (the “Merger Agreement”) and such other agreements entered into in connection with the Merger Agreement (the “Ancillary Agreements”), effective as of the Effective Time under the Merger Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, FTD and the Executive hereby agree as follows:

1.             Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Letter Agreement.

2.             Amendments to Letter Agreement and First Amendment.

Sections b(ii) and (iii) under the heading entitled “Termination Following a Change of Control” and subheading entitled “Constructive Termination” of The Letter Agreement and the First Amendment shall be amended to read as follows:

“(ii)         (A) a material adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position that you held immediately prior to the Change of Control other than any such change resulting from (x) the Company’s ceasing to be a public company or (y) the Executive’s no longer having the functions, responsibilities and duties held by an officer of a public company; (B) a reduction in your base salary from the rates in effect immediately prior to the Change of Control or a material modification in the scope of your right to participate in any bonus program offered to similarly-situated employees; or (C) the termination or denial of your rights to additional employment-related benefits that are made available from time to time to employees of FTD at comparable levels to you at least as great in the aggregate as are payable thereunder immediately prior to the Change of Control or a reduction in the scope or value thereof other than a general reduction applicable to all similarly-situated employees;

(iii)          a change in circumstances following the Change of Control, including, without limitation, a change in the scope of the business or other activities for which you were responsible immediately prior to the Change of Control, which has rendered you unable to carry out any material portion of the authorities, powers, functions, responsibilities or duties attached to the position held by you immediately prior to the Change of Control other than any such change resulting from (x) the Company’s ceasing to be a public company or (y) the Executive’s no longer having the functions, responsibilities and duties held by an officer of a public company, which situation is not remedied within 30 calendar days after written notice of such change given by you;”.

3.             Continuing Effectiveness of Letter Agreement and First Amendment.  Except as expressly provided herein to the contrary, the Letter Agreement and the First Amendment shall remain unaffected and shall continue in full force and effect after the date hereof.

4.             Counterparts.  This Second Amendment may be executed by one or more of the parties to this Second Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Any such counterpart delivered by telecopy shall be effective as an original for all purposes.

5.             Effective Date.  This Second Amendment shall only become effective as of the Effective Time, as defined in the Merger Agreement.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

FLORISTS’ TRANSWORLD DELIVERY, INC.

By:	/s/ JON R. BURNEY

Its:	Vice President

/s/ ROBERT NORTON
Robert Norton